UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 29, 2025

Date of Report (Date of earliest event reported)

Zura Bio Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40598	98-1725736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

 (Address of principal executive offices,
including zip code)

(702) 825-9872

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ZURA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 29, 2025, Zura Bio Limited (the “Company”) and its subsidiaries, Athanor Capital, an exempted company incorporated under the laws of the Cayman Islands with limited liability (“Athanor”), Stone Peach Properties LLC, a Georgia limited liability company (“Stone Peach”) and its principals, and BAFFX17, a limited company incorporated under the laws of England and Wales (“BAFFX17”) and its principals, entered into several agreements which were determined to be more commercially advantageous to the Company. Specifically, the new agreements (1) terminated or voided all previous agreements between the Company and its subsidiaries, on the one hand, and Stone Peach or BAFFX17, on the other hand, including the extinguishment of any and all rights or claims Stone Peach or BAFFX17 may have under all previous agreements; (2) provided general releases from Stone Peach or BAFFX17, respectively, of the Company, together with its affiliates, of any and all actual or potential claims under the previous agreements; and (3) established new commercial terms with Athanor (in its capacity as acquiror of the rights previously held by Stone Peach) which the Company believes are more commercially advantageous to the Company than the previous agreements.

Athanor Letter Agreement

On December 29, 2025, the Company and Athanor, in its capacity as acquiror of all of the rights, title and interest previously held by Stone Peach in and to (i) that certain letter agreement by and between Stone Peach, the Company and the Company’s consolidated subsidiary, Z33 Bio Inc. (“Z33”), dated December 8, 2022, as amended by letter agreement dated November 21, 2023 (the “Z33 Letter Agreement”) and (ii) that certain letter agreement by and between Stone Peach, the Company and ZB17 LLC (“ZB17”), dated April 24, 2023, as amended by letter agreement dated November 21, 2023 (the “ZB17 Letter Agreement” and, together with the Z33 Letter Agreement, the “Letter Agreements”), mutually agreed to terminate the Letter Agreements. In connection with the parties’ termination of the Z33 Letter Agreement pursuant to the Athanor Agreement (as defined below), the parties’ respective call and put rights relating to Z33’s series seed preferred shares were extinguished. In connection with the parties’ termination of the ZB17 Letter Agreement pursuant to the Athanor Agreement, Athanor’s right to purchase 4.99% of the fully diluted equity of ZB17 and the Company’s annual payment obligation to Athanor were extinguished.

On December 29, 2025, in connection with the termination of the Letter Agreements, the Company entered into a letter agreement with Athanor (the “Athanor Agreement”), pursuant to which the Company agreed to issue to Athanor 8,657,402 Class A ordinary shares, of par value US$0.0001 each, of the Company (the “Athanor Shares”). Athanor is also entitled to piggyback registration rights pursuant to which Athanor has the right to include Athanor Shares in certain registered offerings by the Company or if the Company proposes to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of equity securities, as set forth in the Athanor Agreement.

In addition, pursuant to the terms of the Athanor Agreement, the Company agreed to pay Athanor an upfront fee in an amount equal to $7,325,000 within thirty days of execution of the Athanor Agreement and a one-time milestone payment in the amount of $25,000,000 after the occurrence of the earliest of the following events: (i) the Company or ZB17 undergoes a Change of Control (as defined in the Athanor Agreement), (ii) the consummation by the Company or ZB17 of a sale of assets resulting in net proceeds in excess of $500,000,000, or (iii) First Indication Regulatory Approval (as defined in the Athanor Agreement). In addition, pursuant to the terms of the Athanor Agreement, the Company agreed to pay an amount equal to 2% of Net Sales (as defined in the Athanor Agreement) for the Product (as defined in the Athanor Agreement) to the extent such Net Sales (collectively, the “Net Sales Payments”) are the subject of a royalty payment under that certain license agreement dated as of April 26, 2023, by and between ZB17 LLC and Eli Lilly and Company.

The Athanor Agreement contains representations, warranties and covenants by the parties in addition to the terms described above and shall remain in effect on a country-by-country basis until the expiration of the obligation to pay the Net Sales Payments.

For additional information relating to the Letter Agreements, refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and other filings with the Securities and Exchange Commission. The foregoing description of the Athanor Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Athanor Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Stone Peach Settlement and Release Agreement

In connection with the termination of the Letter Agreements, on December 29, 2025, the Company and Stone Peach, Baljit Lehal and Kanwarjeet “Shawn” Tucker (the “Stone Peach Parties”) entered into a Settlement and Release Agreement (the “Stone Peach Settlement Agreement”). Pursuant to the Stone Peach Settlement Agreement, the Stone Peach Parties acknowledged that, as between the Company and any of the Stone Peach Parties, each of (i) the Letter Agreements, (ii) that certain Z33 Founder Issuance Agreement, dated December 8, 2022, between Z33 and Stone Peach, (iii) that certain Series Seed Preferred Stock Investment Agreement, dated December 8, 2022, between the Company and Stone Peach and (iv) that certain Confidentiality and Non-Circumvention Agreement dated December 13, 2022, between the Company and Stone Peach (such agreements, the “Stone Peach Agreements”) are terminated and therefore rendered null and void, and unenforceable in part or in whole by any of the Stone Peach Parties. In addition, pursuant to the Stone Peach Settlement Agreement, the Stone Peach Parties provided a general release of the Company and its affiliates, together with the Company’s predecessors, successors, and assigns and past, present and future officers, directors, shareholders, members, partners, attorneys, agents, employees, managers, representatives, assigns and successors in interest from and against any and all claims under the Stone Peach Agreements along with any other complaints, claims, causes of action, rights or damages which the Stone Peach Parties have or may have had against the Company or any of its affiliates.

The foregoing description of the Stone Peach Settlement Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Stone Peach Settlement Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

BAFFX17 Settlement and Release Agreement

On December 29, 2025, the Company and BAFFX17, Asim Mohammed and Lahmber Singh (the “BAFFX17 Parties”) entered into a Settlement and Release Agreement (the “BAFFX17 Settlement Agreement”). Pursuant to the BAFFX17 Settlement Agreement, the Company and the BAFFX17 Parties agreed and acknowledged that a certain letter agreement by and between BAFFX17 and the Company dated April 25, 2023, as amended by letter agreement dated December 18, 2023 (the “BAFFX17 Agreements”) are terminated and therefore rendered null and void and unenforceable in part or in whole by any BAFFX17 Party. In addition, pursuant to the BAFFX17 Settlement Agreement, the BAFFX17 Parties provided a general release of the Company and its affiliates, together with the Company’s predecessors, successors, and assigns and past, present and future officers, directors, shareholders, members, partners, attorneys, agents, employees, managers, representatives, assigns and successors in interest from and against any and all claims under the BAFFX17 Agreements along with any other complaints, claims, causes of action, rights or damages which the BAFFX17 Parties have or may have had against the Company or any of its affiliates.

The foregoing description of the BAFFX17 Settlement Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the BAFFX17 Settlement Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K relating to the termination of the Letter Agreements is incorporated by reference into this Item 1.02.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K relating to the issuance of the Athanor Shares pursuant to the Athanor Agreement is incorporated by reference into this Item 3.02. The Athanor Shares were issued in reliance on the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 8.01	Other Events.

As previously reported in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025 and September 30, 2025, the Audit Committee of the Board of Directors formed the Audit Subcommittee, comprised solely of disinterested and independent directors, to review the Company’s agreements and relationships with Stone Peach and BAFFX17, among other matters. The Audit Subcommittee was assisted by independent legal counsel and a third-party due diligence firm. The Audit Subcommittee’s internal review is complete, and the results are discussed below.

Through legal counsel, the Audit Subcommittee engaged in extensive fact finding, including reviewing relevant documents and communications. Following a detailed review of this information, and based on the advice of independent legal counsel, the Audit Subcommittee determined (1) that it was in the best interests of the Company and its shareholders to replace the Stone Peach Agreements with the more commercially advantageous Athanor Agreement and (2) to terminate or void the agreements between the Company and its subsidiaries, on the one hand, and Stone Peach or BAFFX17, on the other hand. Consistent with the determination of the Audit Subcommittee, the Company negotiated, with the assistance of management and legal counsel, the Athanor Agreement as well as the Stone Peach Settlement Agreement and the BAFFX17 Settlement Agreement, which terminated all outstanding agreements between the parties and, in the case of the settlement agreements, contain broad releases of claims against the Company, its subsidiaries and affiliates by Stone Peach, BAFFX17 and their respective principals. The Athanor Agreement, the Stone Peach Settlement Agreement and the BAFFX17 Settlement Agreement were approved by the Audit Subcommittee and the Board of Directors.

The internal review found no issue with the Company’s agreements and relationships with Stone Peach and BAFFX17 that had an impact on the Company’s financial results under accounting principles generally accepted in the United States of America or on the financial statements included in the Company’s previously filed quarterly or annual reports. Additionally, the internal review found no instances of misconduct by the Company’s current employees relating to the agreements or relationships. The internal review also included an analysis of the Company’s internal controls over financial reporting and disclosure controls and procedures, and as part of the Company’s process of continuous improvement, the Company plans to implement certain additional controls and procedures, which are not expected to materially affect the Company’s existing controls and procedures.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1*	Letter Agreement, dated December 29, 2025, by and between Zura Bio Limited and Athanor Capital
10.2	Settlement and Release Agreement, dated December 29, 2025, by and between Zura Bio Limited and the Stone Peach Parties
10.3	Settlement and Release Agreement, dated December 29, 2025, by and between Zura Bio Limited and the BAFFX17 Parties
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZURA BIO LIMITED

Date: January 2, 2026	By:	/s/ Kim Davis
Kim Davis
Interim Chief Executive Officer, Chief Operating Officer, Chief Legal Officer and Corporate Secretary